Exhibit 99

EARNINGS PRESS RELEASE | August 8, 2024

PARAMOUNT REPORTS Q2 2024 EARNINGS RESULTS

★ **Direct-To-Consumer Adjusted OIBDA Improved $450 Million Year-Over-Year to $26 Million**

★ **Paramount+ Increased Revenue 46% Year-Over-Year**

★ **Company Advances Strategic Plan, Including $500 Million in Annualized Cost Savings**

★ **Paramount-Skydance Agreement Announced on July 7, 2024**

STATEMENT FROM GEORGE CHEEKS, CHRIS McCARTHY & BRIAN ROBBINS, CO-CEOs

"Our strong performance in Q2 demonstrates that we are delivering on our strategic priorities. We are proud of our results, including significant earnings growth largely driven by our DTC segment. In fact, for the fourth year in a row, Paramount+ is leading the industry in domestic sign-ups driven by our big broad hit TV series and blockbuster films. DTC profit growth for the past four quarters has totaled nearly $900 million and we are on track to reach domestic profitability for Paramount+ in 2025.

Looking ahead, we will continue to aggressively execute on our Strategic Plan which focuses on transforming streaming to accelerate profitability, streamlining our organization — including at least $500 million in annualized cost savings — and improving the balance sheet by growing free cash flow and optimizing our asset mix. We are confident that our Plan will drive long-term value by leveraging our broad hit content as we continue to transform Paramount for the future."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended June 30			Six Months Ended June 30		
GAAP	2024	2023	B/(W)%	2024	2023	B/(W)%
Revenue	$ 6,813	$ 7,616	(11)%	$ 14,498	$ 14,881	(3)%
• TV Media	4,271	5,157	(17)%	9,502	10,350	(8)%
• Direct-to-Consumer	1,880	1,665	13 %	3,759	3,175	18 %
• Filmed Entertainment	679	831	(18)%	1,284	1,419	(10)%
• Eliminations	(17)	(37)	54 %	(47)	(63)	25 %
Operating loss [(a)]	$ (5,318)	$ (250)	n/m	$ (5,735)	$ (1,476)	n/m
Diluted EPS from continuing operations attributable to Paramount [(a)]	$ (8.12)	$ (.59)	n/m	$ (9.08)	$ (2.40)	n/m
Non-GAAP [(b)]						
Adjusted OIBDA	$ 867	$ 606	43 %	$ 1,854	$ 1,154	61 %
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .54	$ .10	n/m	$ 1.16	$ .19	n/m

(a) During the second quarter of 2024, we recorded a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion.
(b) Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster, which was sold in October 2023, has been presented as a discontinued operation in the company's consolidated financial statements.
B/(W) – Better/(Worse); n/m - not meaningful.

Q2 2024 EARNINGS – SEGMENTS

DIRECT-TO-CONSUMER

OVERVIEW

Year to date, Paramount+ leads the industry in domestic sign-ups for the fourth year in a row, driven by hit content like *Knuckles* from our *Sonic the Hedgehog* franchise — which broke the global record for the most-streamed original series on Paramount+ in its premiere week — and the latest season of *The Chi*, the most-streamed in the series.

Q2 FINANCIALS

- Revenue increased 13% year-over-year.
  - Subscription revenue grew 12%, driven by year-over-year subscriber growth and pricing increases for Paramount+.
  - Advertising revenue rose 16%, reflecting growth from Paramount+ and Pluto TV.
  - Paramount+ revenue grew 46%, driven by year-over-year subscriber growth and ARPU expansion.
    - Paramount+ subscribers decreased 2.8 million in the quarter to 68 million, principally reflecting the planned exit from a hard bundle agreement in South Korea.
    - Paramount+ global ARPU expanded 26% year-over-year.
- Adjusted OIBDA increased $450 million year-over-year to $26 million, reflecting the revenue growth and lower costs for marketing and content.

$ IN MILLIONS

	Three Months Ended June 30						
		2024		2023		$ B/(W)	%
Revenue	$	1,880	$	1,665	$	215	13 %
• Advertising		513		441		72	16
• Subscription		1,367		1,224		143	12
Expenses		1,854		2,089		235	11
Adjusted OIBDA	$	26	$	(424)	$	450	n/m

n/m - not meaningful

$ IN MILLIONS

	Six Months Ended June 30						
		2024		2023		$ B/(W)	%
Revenue	$	3,759	$	3,175	$	584	18 %
• Advertising		1,033		839		194	23
• Subscription		2,726		2,336		390	17
Expenses		4,019		4,110		91	2
Adjusted OIBDA	$	(260)	$	(935)	$	675	72 %


Knuckles
The Chi
UEFA Champions League
Mayor of Kingstown

DTC SEGMENT

TOTAL REVENUE	AD REVENUE
↑13% YOY	↑16% YOY

Paramount+

P+ REVENUE	P+ GLOBAL ARPU
↑46% YOY	↑26% YOY

*We calculate average revenue per subscriber ("ARPU") as total Paramount+ revenues during the applicable period divided by the average of Paramount+ subscribers at the beginning and end of the period, further divided by the number of months in the period.

2

Q2 2024 EARNINGS – SEGMENTS

TV MEDIA

OVERVIEW

CBS finished the 2023-2024 season #1 in primetime for the 16th year in a row, including 8 of the top 10 broadcast series. Additionally, on May 23, 2024, Paramount and Charter Communications announced a new multi-year agreement for distribution of Paramount's linear networks, CBS owned-and-operated stations and direct-to-consumer streaming services.

Q2 FINANCIALS

- Revenue decreased 17% to $4.3 billion, primarily driven by fluctuations in licensing revenues.
  - Advertising revenue decreased 11%, reflecting declines in the linear advertising market.
  - Affiliate and subscription revenue decreased 5%, driven by subscriber declines and a 1-percentage point decrease from the absence of pay-per-view boxing events, partially offset by pricing increases.
  - Licensing and other revenue decreased 48%, reflecting fewer availabilities, including the final season of *Jack Ryan* in 2023, and a lower volume of licensing in the secondary market.
- Adjusted OIBDA decreased 15% to $1.0 billion reflecting the revenue decline, partially offset by lower costs for content and marketing.


Tracker
NCIS
Elsbeth
FBI
FBI

CBS

CBS FINISHED '23-24 SEASON AS #1 BROADCAST NETWORK FOR 16TH CONSECUTIVE SEASON

$ IN MILLIONS	Three Months Ended June 30			
	2024	2023	$ B/(W)	%
Revenue	$ 4,271	$ 5,157	$ (886)	(17)%
• Advertising	1,733	1,946	(213)	(11)
• Affiliate and subscription	1,908	2,011	(103)	(5)
• Licensing and other	630	1,200	(570)	(48)
Expenses	3,253	3,963	710	18
Adjusted OIBDA	$ 1,018	$ 1,194	$ (176)	(15)%

$ IN MILLIONS	Six Months Ended June 30			
	2024	2023	$ B/(W)	%
Revenue	$ 9,502	$ 10,350	$ (848)	(8)%
• Advertising	4,315	4,202	113	3
• Affiliate and subscription	3,906	4,078	(172)	(4)
• Licensing and other	1,281	2,070	(789)	(38)
Expenses	7,039	7,850	811	10
Adjusted OIBDA	$ 2,463	$ 2,500	$ (37)	(1)%

3

Q2 2024 EARNINGS – SEGMENTS

Paramount

FILMED ENTERTAINMENT

OVERVIEW

Filmed Entertainment continued to deliver strong results at the box office, with *IF* debuting at #1 domestically and *A Quiet Place: Day One* recording a franchise best performance, grossing over $250 million at the global box office to date.

Q2 FINANCIALS

- Revenue decreased 18% to $679 million due to timing of releases in the quarter.
  - Theatrical revenues decreased 40%, reflecting the comparison to the release of *Transformers: Rise of the Beasts* in the prior year.
  - Licensing and other revenue decreased 9%, principally due to lower revenues from the licensing of film library titles.
- Adjusted OIBDA decreased $59 million year-over-year, reflecting the lower revenue, partially offset by lower content and marketing costs.

Paramount Pictures

nickelodeon STUDIOS


IF

#1 DOMESTIC BOX OFFICE DEBUT


STAY QUIET
STAY ALIVE
A QUIET PLACE
DAY ONE

FRANCHISE RECORD PERFORMANCE

$ IN MILLIONS

	Three Months Ended June 30			
	2024	2023	$ B/(W)	%
Revenue	$ 679	$ 831	$ (152)	(18)%
• Advertising	7	11	(4)	(36)
• Theatrical	138	231	(93)	(40)
• Licensing and other	534	589	(55)	(9)
Expenses	733	826	93	11
Adjusted OIBDA	$ (54)	$ 5	$ (59)	n/m

n/m - not meaningful

$ IN MILLIONS

	Six Months Ended June 30			
	2024	2023	$ B/(W)	%
Revenue	$ 1,284	$ 1,419	$ (135)	(10)%
• Advertising	8	16	(8)	(50)
• Theatrical	291	358	(67)	(19)
• Licensing and other	985	1,045	(60)	(6)
Expenses	1,341	1,513	172	11
Adjusted OIBDA	$ (57)	$ (94)	$ 37	39 %

4

Q2 2024 EARNINGS – SKYDANCE TRANSACTIONS SKYDANCE TRANSACTIONS As previously announced, on July 7, 2024, Paramount Global (“Paramount”), Skydance Media (“Skydance”) and other parties entered into a definitive transaction agreement (the “Transaction Agreement”) to form “New Paramount,” through a two-step transaction, which includes the acquisition of National Amusements, Inc., the controlling stockholder of Paramount, and the formation of a new holding company of which Paramount and Skydance will be subsidiaries. The Transaction Agreement includes a 45-day go-shop period. Paramount does not intend to disclose developments with respect to the go-shop process unless and until it determines such disclosure is appropriate or is otherwise required. Completion of the Skydance transactions is subject to customary closing conditions, including regulatory approvals. The Skydance transactions are expected to close in the first half of 2025. Until then, Paramount continues to operate in the normal course of business. Further information regarding terms and conditions contained in the Transaction Agreement are available in the Company’s Current Report on Form 8-K that was filed with the Securities and Exchange Commission (“SEC”) on July 11, 2024. Also, in connection with the Skydance transactions, a press release was issued on July 7, 2024, which is available on Paramount’s Investor Relations page. 5

Paramount

ABOUT PARAMOUNT

Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry's most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions.

For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms.

PARA-IR



CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This communication contains both historical and forward-looking statements, including statements related to our future results, performance and achievements. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements.These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee," "likely," "will," "may," "could," "estimate" or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of advertising market conditions, changes in consumer viewership and deficiencies in audience measurement; risks related to operating in highly competitive and dynamic industries, including cost increases; the unpredictable nature of consumer behavior, as well as evolving technologies and distribution models; risks related to our ongoing changes in business strategy, including investments in new businesses, products, services, technologies and other strategic activities; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and content; liabilities related to discontinued operations and former businesses; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; disruptions to our operations as a result of labor disputes; the inability to hire or retain key employees or secure creative talent; volatility in the prices of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; business uncertainties, including the effect of the Skydance transactions on the Company's employees, commercial partners, clients and customers, and contractual restrictions while the Skydance transactions are pending; prevention, delay or reduction of the anticipated benefits of the Skydance transactions as a result of Closing conditions; the Transaction Agreement's limitation on our ability to pursue alternatives to the Skydance transactions; risks related to a failure to complete the Skydance transactions, including payment of a termination fee and negative reactions from the financial markets and from our employees, commercial partners, clients and customers; risks related to change in control or other provisions in certain agreements that may be triggered by the Skydance transactions; litigation relating to the Skydance transactions potentially preventing or delaying the Closing and/or resulting in payment of damages; challenges realizing synergies and other anticipated benefits expected from the Skydance transactions, including integrating the Company's and Skydance's businesses successfully; potential unforeseen direct and indirect costs as a result of the Skydance transactions; any negative effects of the announcement, pendency or consummation of the Skydance transactions on the market price of the Company Common Stock and New Paramount Class B Common Stock; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this report, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

6

Q2 2024 EARNINGS – FINANCIAL STATEMENTS

Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30		Six Months Ended June 30	
	2024	2023	2024	2023
Revenues	$ 6,813	$ 7,616	$ 14,498	$ 14,881
Costs and expenses:				
Operating	4,367	5,227	9,403	10,191
Programming charges	—	697	1,118	2,371
Selling, general and administrative	1,579	1,783	3,241	3,536
Depreciation and amortization	101	105	201	205
Impairment charges	5,996	—	5,996	—
Restructuring and other corporate matters	88	54	274	54
Total costs and expenses	12,131	7,866	20,233	16,357
Operating loss	(5,318)	(250)	(5,735)	(1,476)
Interest expense	(215)	(240)	(436)	(466)
Interest income	35	33	80	68
Gain (loss) from investments	—	168	(4)	168
Other items, net	(49)	(60)	(87)	(106)
Loss from continuing operations before income taxes and equity in loss of investee companies	(5,547)	(349)	(6,182)	(1,812)
Benefit from income taxes	215	95	387	476
Equity in loss of investee companies, net of tax	(72)	(109)	(162)	(184)
Net loss from continuing operations	(5,404)	(363)	(5,957)	(1,520)
Net earnings from discontinued operations, net of tax	—	73	9	118
Net loss (Paramount and noncontrolling interests)	(5,404)	(290)	(5,948)	(1,402)
Net earnings attributable to noncontrolling interests	(9)	(9)	(19)	(15)
Net loss attributable to Paramount	$ (5,413)	$ (299)	$ (5,967)	$ (1,417)
Amounts attributable to Paramount:				
Net loss from continuing operations	$ (5,413)	$ (372)	$ (5,976)	$ (1,535)
Net earnings from discontinued operations, net of tax	—	73	9	118
Net loss attributable to Paramount	$ (5,413)	$ (299)	$ (5,967)	$ (1,417)
Basic net earnings (loss) per common share attributable to Paramount:				
Net loss from continuing operations	$ (8.12)	$ (.59)	$ (9.08)	$ (2.40)
Net earnings from discontinued operations	$ —	$ .11	$ .01	$ .18
Net loss	$ (8.12)	$ (.48)	$ (9.06)	$ (2.22)
Diluted net earnings (loss) per common share attributable to Paramount: [(a)]				
Net loss from continuing operations	$ (8.12)	$ (.59)	$ (9.08)	$ (2.40)
Net earnings from discontinued operations	$ —	$ .11	$ .01	$ .18
Net loss	$ (8.12)	$ (.48)	$ (9.06)	$ (2.22)
Weighted average number of common shares outstanding:				
Basic	667	651	660	651
Diluted	667	651	660	651

(a) In periods prior to the conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of our Class B Common Stock on April 1, 2024, diluted net loss per common share ("EPS") excludes the effect of its assumed conversion since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded for the six months ended June 30, 2024 of $14 million and for the three and six months ended June 30, 2023 of $14 million and $29 million, respectively, are deducted from net loss from continuing operations and net loss.

8

Q2 2024 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At June 30, 2024 December 31, 2023 ASSETS Current Assets: Cash and cash equivalents $ 2,315 $ 2,460 Receivables, net 6,545 7,115 Programming and other inventory 1,322 1,414 Prepaid expenses and other current assets 1,497 1,677 Current assets of discontinued operations — 37 Total current assets 11,679 12,703 Property and equipment, net 1,567 1,666 Programming and other inventory 13,672 13,851 Goodwill 10,509 16,516 Intangible assets, net 2,558 2,589 Operating lease assets 1,069 1,183 Deferred income tax assets, net 1,362 1,242 Other assets 3,474 3,793 Total Assets $ 45,890 $ 53,543 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 826 $ 1,100 Accrued expenses 1,865 2,104 Participants’ share and royalties payable 2,462 2,702 Accrued programming and production costs 1,769 1,842 Deferred revenues 708 746 Debt 126 1 Other current liabilities 1,250 1,161 Total current liabilities 9,006 9,656 Long-term debt 14,488 14,601 Participants’ share and royalties payable 1,326 1,394 Pension and postretirement benefit obligations 1,329 1,337 Deferred income tax liabilities, net 35 503 Operating lease liabilities 1,127 1,256 Program rights obligations 229 204 Other liabilities 1,404 1,542 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized; 10 (2023) shares issued — — Class A Common Stock, par value $.001 per share; 55 shares authorized; 41 (2024 and 2023) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,129 (2024) and 1,115 (2023) shares issued 1 1 Additional paid-in capital 33,299 33,210 Treasury stock, at cost; 503 (2024 and 2023) shares of Class B Common Stock (22,958) (22,958) Retained earnings 7,779 13,829 Accumulated other comprehensive loss (1,624) (1,556) Total Paramount stockholders’ equity 16,497 22,526 Noncontrolling interests 449 524 Total Equity 16,946 23,050 Total Liabilities and Equity $ 45,890 $ 53,543 9

Q2 2024 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Six Months Ended June 30 2024 2023 Operating Activities: Net loss (Paramount and noncontrolling interests) $ (5,948) $ (1,402) Less: Net earnings from discontinued operations, net of tax 9 118 Net loss from continuing operations (5,957) (1,520) Adjustments to reconcile net loss from continuing operations to net cash flow provided by (used for) operating activities from continuing operations: Programming charges 1,118 2,371 Depreciation and amortization 201 205 Impairment charges 5,996 — Deferred tax benefit (593) (586) Stock-based compensation 109 88 (Gain) loss from investments 4 (168) Equity in loss of investee companies, net of tax and distributions 168 184 Change in assets and liabilities (727) (1,198) Net cash flow provided by (used for) operating activities from continuing operations 319 (624) Net cash flow provided by operating activities from discontinued operations — 223 Net cash flow provided by (used for) operating activities 319 (401) Investing Activities: Investments (166) (124) Capital expenditures (100) (140) Other investing activities 21 39 Net cash flow used for investing activities from continuing operations (245) (225) Net cash flow provided by (used for) investing activities from discontinued operations 48 (2) Net cash flow used for investing activities (197) (227) Financing Activities: Proceeds from issuance of debt — 45 Repayment of debt — (100) Dividends paid on preferred stock (29) (29) Dividends paid on common stock (68) (317) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (18) (19) Payments to noncontrolling interests (97) (93) Other financing activities (25) (34) Net cash flow used for financing activities (237) (547) Effect of exchange rate changes on cash and cash equivalents (30) 4 Net decrease in cash and cash equivalents (145) (1,171) Cash and cash equivalents at beginning of year 2,460 2,885 Cash and cash equivalents at end of period $ 2,315 $ 1,714 10

Q2 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and six months ended June 30, 2024 and 2023 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, adjusted diluted EPS from continuing operations, and adjusted effective income tax rate (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), earnings (loss) from continuing operations before income taxes, (provision for) benefit from income taxes, net earnings (loss) from continuing operations attributable to Paramount, diluted EPS from continuing operations, and effective income tax rate, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. The tax impacts on the items identified as affecting comparability in the tables below have been calculated using the tax rate applicable to each item. Three Months Ended June 30 Six Months Ended June 30 2024 2023 2024 2023 Operating loss (GAAP) $ (5,318) $ (250) $ (5,735) $ (1,476) Depreciation and amortization 101 105 201 205 Programming charges (a) — 697 1,118 2,371 Impairment charges (a) 5,996 — 5,996 — Restructuring and other corporate matters (a) 88 54 274 54 Adjusted OIBDA (Non-GAAP) $ 867 $ 606 $ 1,854 $ 1,154 (a) See notes on the following tables for additional information on items affecting comparability. 11

Q2 2024 EARNINGS – Supplemental Disclosures

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

	Three Months Ended June 30, 2024			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (5,547)	$ 215 (d)	$ (5,413)	$ (8.12) (e)
Items affecting comparability:				
Impairment charges (a)	5,996	(349)	5,647	8.44
Restructuring and other corporate matters (b)	88	(9)	79	.12
Discrete tax items (c)	—	48	48	.07
Impact of antidilution	—	—	—	.03
Adjusted (Non-GAAP)	$ 537	$ (95) (d)	$ 361	$ .54 (e)

(a) Reflects a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion, as well as a charge of $15 million to reduce the carrying values of FCC licenses in two markets to their estimated fair values. The goodwill charge resulted from a downward adjustment to the reporting unit's expected cash flows, primarily as a result of recent indicators in the linear affiliate marketplace, and the estimated total company market value indicated by the Skydance transactions (see *Skydance Transactions*).

(b) Reflects severance charges related to the exit of our CEO as well as other management changes, and costs associated with legal and advisory fees related to the Skydance transactions (see *Skydance Transactions*).

(c) Primarily attributable to the establishment of a valuation allowance on a deferred tax asset that is not expected to be realized because of a reduction in our deferred tax liabilities caused by the second quarter goodwill impairment charge. This impact was partially offset by amounts realized in connection with the filing of our tax returns in certain international jurisdictions.

(d) The reported effective income tax rate for the three months ended June 30, 2024 was 3.9% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $95 million divided by adjusted earnings from continuing operations before income taxes of $537 million, was 17.7%. These adjusted measures exclude the items affecting comparability described above.

(e) For the three months ended June 30, 2024, the weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations is 667 million and in the calculation of adjusted diluted EPS from continuing operations is 669 million. The dilutive impact was excluded in the calculation of reported diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

	Three Months Ended June 30, 2023			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (349)	$ 95 (d)	$ (372)	$ (.59)
Items affecting comparability:				
Programming charges (a)	697	(173)	524	.80
Restructuring charges (b)	54	(14)	40	.06
Gain from investment (c)	(168)	60	(108)	(.16)
Discrete tax items	—	(4)	(4)	(.01)
Adjusted (Non-GAAP)	$ 234	$ (36) (d)	$ 80	$ .10

(a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+, resulting in a change in strategy for certain content, which led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming agreements.

(b) Consists of severance costs associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrated Showtime into Paramount+.

(c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%.

(d) The reported effective income tax rate for the three months ended June 30, 2023 was 27.2% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $36 million divided by adjusted earnings from continuing operations before income taxes of $234 million, was 15.4%. These adjusted measures exclude the items affecting comparability described above.

12

Q2 2024 EARNINGS – Supplemental Disclosures

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

	Six Months Ended June 30, 2024			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (6,182)	$ 387 (e)	$ (5,976)	$ (9.08) (f)
Items affecting comparability:				
Programming charges (a)	1,118	(275)	843	1.27
Impairment charges (b)	5,996	(349)	5,647	8.52
Restructuring and other corporate matters (c)	274	(55)	219	.33
Loss from investment	4	(1)	3	.01
Discrete tax items (d)	—	49	49	.07
Impact of antidilution	—	—	—	.04
Adjusted (Non-GAAP)	$ 1,210	$ (244) (e)	$ 785	$ 1.16 (f)

(a) In connection with our strategic decision to focus on content with mass global appeal, we decided to rationalize original content on our streaming services, especially internationally, and improve the efficiency of our linear network programming. As a result, we reviewed our expansive global content portfolio and removed select content from our platforms. In addition, we decided not to move forward with certain titles and therefore abandoned some development projects and terminated certain programming agreements. Accordingly, we recorded programming charges relating to these actions.

(b) Reflects a goodwill impairment charge for our Cable Networks reporting unit of $5.98 billion, as well as a charge of $15 million to reduce the carrying values of FCC licenses in two markets to their estimated fair values.

(c) Consists of severance costs associated with strategic changes in our global workforce, the exit of our CEO, and other management changes; the impairment of lease assets; and costs related to the Skydance transactions (see *Skydance Transactions*).

(d) Primarily attributable to the establishment of a valuation allowance on a deferred tax asset that is not expected to be realized because of a reduction in our deferred tax liabilities caused by the second quarter goodwill impairment charge. This impact was partially offset by amounts realized in connection with the filing of our tax returns in certain international jurisdictions.

(e) The reported effective income tax rate for the six months ended June 30, 2024 was 6.3% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $244 million divided by adjusted earnings from continuing operations before income taxes of $1.21 billion, was 20.2%. These adjusted measures exclude the items affecting comparability described above.

(f) For the six months ended June 30, 2024, the weighted average number of common shares outstanding used in the calculation of reported diluted EPS from continuing operations is 660 million and in the calculation of adjusted diluted EPS from continuing operations is 663 million. The dilutive impact was excluded in the calculation of reported diluted EPS from continuing operations because it would have been antidilutive since we reported a net loss from continuing operations.

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Q2 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions, except per share amounts) Six Months Ended June 30, 2023 Earnings (Loss) Net (Loss) Earnings from from Operations Continuing Benefit from Operations Continuing Diluted EPS from Before Taxes Income (Provision Income Taxes for) Attributable Paramount to Operations Continuing Reported (GAAP) $ (1,812) $ 476 (e) $ (1,535) $ (2.40) Items affecting comparability: Programming charges (a) 2,371 (582) 1,789 2.74 Restructuring charges (b) 54 (14) 40 .06 Gain from investment (c) (168) 60 (108) (.16) Discrete tax items (d) — (34) (34) (.05) Adjusted (Non-GAAP) $ 445 $ (94) (e) $ 152 $ .19 (a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+ and initiatives to rationalize and right-size our international operations to align with our streaming strategy and close or globalize certain of our international channels. These initiatives resulted in a change in strategy for certain content, which led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming FBI agreements. (b) Consists of severance costs associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrated Showtime into Paramount+. (c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%. (d) Principally reflects a tax benefit from the resolution of an income tax matter in a foreign jurisdiction. (e) The reported effective income tax rate for the six months ended June 30, 2023 was 26.3% and the adjusted effective income tax rate, which is calculated as the adjusted provision for income taxes of $94 million divided by adjusted earnings from continuing operations before income taxes of $445 million, was 21.1% . These adjusted measures exclude the items affecting comparability described above. 14

Q2 2024 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued) (Unaudited; in millions) Free Cash Flow Free cash flow is a non-GAAP financial measure. Free cash flow reflects our net cash flow provided by (used for) operating activities from continuing operations less capital expenditures. We deduct capital expenditures when we calculate free cash flow because investment in capital expenditures is a use of cash that is directly related to our operations. Our net cash flow provided by (used for) operating activities from continuing operations is the most directly comparable GAAP financial measure. Management believes free cash flow provides investors with an important perspective on the cash available to us to service debt, pay dividends, make strategic acquisitions and investments, maintain our capital assets, satisfy our tax obligations, and fund ongoing operations and working capital needs. We believe the presentation of free cash flow is relevant and useful for investors because it allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. Free cash flow is one of the quantitative performance metrics used in determining our annual incentive compensation awards. In addition, free cash flow is a primary measure used externally by our investors, analysts and industry peers for purposes of valuation and comparison of our operating performance to other companies in our industry. FBI As free cash flow is not a measure calculated in accordance with GAAP, free cash flow should not be considered in isolation of, or as a substitute for, either net cash flow provided by (used for) operating activities from continuing operations as a measure of liquidity or net earnings (loss) as a measure of operating performance. Free cash flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies. The following table presents a reconciliation of our net cash flow provided by (used for) operating activities from continuing operations to free cash flow. Three Months Ended June 30 Six Months Ended June 30 2024 2023 2024 2023 Net cash flow provided by (used for) operating activities from continuing operations (GAAP) $ 59 $ (141) $ 319 $ (624) Capital expenditures (49) (69) (100) (140) Free cash flow (Non-GAAP) $ 10 $ (210) $ 219 $ (764) 15